Exhibit 10.5
CLASS A PERFORMANCE LTIP UNIT AGREEMENT (2020)

This Class A Performance LTIP Unit Agreement (2020) (this “Agreement”), dated as of <GRANT_DT> (the “Grant Date”), is made by and between Xenia Hotels & Resorts, Inc., a Maryland corporation (the “Company”), XHR LP, a Delaware limited partnership (the “Partnership”), and <PARTC_NAME> (the “Participant”).

WHEREAS, the Company and the Partnership maintain the Xenia Hotels & Resorts, Inc., XHR Holding, Inc. and XHR LP 2015 Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, the Company and the Partnership wish to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, Section 9.7 of the Plan provides for the issuance of LTIP Units to Eligible Individuals for the performance of services to or for the benefit of the Partnership in the Eligible Individual’s capacity as a partner of the Partnership; and

WHEREAS, the Administrator has determined that it would be to the advantage and in the best interest of the Company to issue the Class A Performance LTIP Units provided for herein (the “Award”) to the Participant as an inducement to enter into or remain in the service of the Company, the Partnership or any Subsidiary, and as an additional incentive during such service, and has advised the Company thereof.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.Issuance of Award. Pursuant to the Plan, in consideration of the Participant’s agreement to provide services to or for the benefit of the Partnership, the Partnership hereby (a) issues to the Participant an award of <LTIPS_GRANTED> Class A Performance LTIP Units (the “Class A Units”) and (b) if not already a Partner, admits the Participant as a Partner of the Partnership on the terms and conditions set forth herein, in the Plan and in the Partnership Agreement. The Partnership and the Participant acknowledge and agree that the Class A Units are hereby issued to the Participant for the performance of services to or for the benefit of the Partnership in his or her capacity as a Partner or in anticipation of the Participant becoming a Partner. Upon receipt of the Award, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Partnership Agreement. At the request of the Partnership, the Participant shall execute the Partnership Agreement or a joinder or counterpart signature page thereto. The Participant acknowledges that the Partnership may from time to time issue or cancel (or otherwise modify) LTIP Units, including Class A Units, in accordance with the terms of the Partnership Agreement. The Award shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the Partnership Agreement.

2.Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan and/or the Partnership Agreement, as applicable.

(a)    “Absolute TSR Performance Vesting Percentage” means the percentage determined as set forth on Exhibit A attached hereto, which is a function of the Company TSR Percentage during the Performance Period.

(b)    “Absolute TSR Base Units” means the number of Base Units designated as Absolute TSR Base Units on Exhibit A attached hereto.

(c)    “Absolute TSR Vested Base Units” means the product of (i) the total number of Absolute TSR Base Units, and (iii) the applicable Absolute TSR Performance Vesting Percentage.

(d)    “Base Units” means the number of Class A Units designated as Base Units on Exhibit A attached hereto.

(e)    “Cause” means “Cause” as defined in the Participant’s applicable employment or severance agreement with the Company if such an agreement exists and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause means (i) the willful fraud or material dishonesty of the Participant in connection with the performance of the Participant’s duties to the Company, the Partnership or any Subsidiary; (ii) the deliberate or intentional failure by the Participant to substantially perform the Participant’s duties to the Company, the Partnership or any Subsidiary (other than the Participant’s failure resulting from his or her incapacity due to physical or mental illness) after a written notice is delivered to the Participant by the Company, which demand specifically identifies the manner in which the Company believes the Participant has not substantially performed his or her duties; (iii) willful misconduct by the Participant that is materially detrimental to the reputation, goodwill or business operations of the Company, the Partnership or any Subsidiary; (iv) willful disclosure of the Company’s, the Partnership’s or any Subsidiary’s confidential information or trade secrets; (v) a material breach of the terms of this Agreement or the Plan; or (vi) the conviction of, or plea of nolo contendere to a charge of commission of a felony or crime of moral turpitude by the Participant. For purposes of this definition, no act or failure to act will be considered “willful,” unless it is done or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company, the Partnership or any Subsidiary.

(f)    “Company TSR Percentage” means the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), in the value per Share during the Performance Period due to the appreciation in the price per Share plus dividends declared during the Performance Period, assuming dividends are reinvested in Common Stock on the ex-dividend date (at a price equal to the closing price of the Common Stock on the applicable ex-dividend date). The Company TSR Percentage shall be calculated in accordance with the total shareholder return calculation methodology used in the MSCI REIT Index (and, for the avoidance of doubt, assuming the reinvestment of all dividends paid on Common Stock); provided, however, that for purposes of calculating total shareholder return for any Performance Period, the initial share price shall equal the closing price of a Share on the principal securities exchange on which such shares are then traded on the first trading day occurring within the Performance Period, and the final share price as of any given date shall be equal to the Share Value.

(g)    “Disability” means a disability that qualifies or, had the Participant been a participant, would qualify the Participant to receive long-term disability payments under the Company’s group long-term disability insurance plan or program, as it may be amended from time to time.

(h)    “Distribution Equivalent Units” means a number of Class A Units equal to the quotient obtained by dividing (x) the excess of (A) the value of all dividends paid by the Company with respect to the Performance Period in respect of that number of Shares equal to the number of Class A Units that become Performance Vested Base Units (or, solely for purposes of Section 4(b) below, the number of CIC Base Units, and solely for purposes of Section 5(b) below, the number of Qualifying Termination Base Units) as of the completion of the Performance Period (or the date of a Change in Control, as applicable), over (B) the amount of any distributions made by the Partnership to the Participant pursuant to Section 5.02 and Section 13.02(a)(ii) of the Partnership Agreement with respect to the Performance Period in respect of the Class A Units, plus (or minus) the amount of gain (or loss) on such excess dividend amounts had they been reinvested in Common Stock on the date that they were paid (at a price equal to the closing price of the Common Stock on the applicable dividend payment date), by (y) the Share Value as of last day of the Performance Period (or the date of a Change in Control, as applicable).

(i)    “Good Reason” means “Good Reason” as defined in the Participant’s applicable employment or severance agreement with the Company if such an agreement exists and contains a definition of Good Reason, or, if no such agreement exists or such agreement does not contain a definition of Good Reason, then Good Reason means the occurrence of any of the following events or conditions without the Participant’s written consent:

(i)	a material diminution in the Participant’s authority, duties or responsibilities;

(ii)	a material diminution in the Participant’s base salary or target annual bonus level; and

(iii)
the Participant being required to relocate his or her principal place of employment with the Company, the Partnership or any Subsidiary (as applicable) more than 50 miles from his or her principal place of employment immediately prior to the occurrence of the event constituting Good Reason.

A termination of employment by the Participant shall not be deemed to be for Good Reason unless (A) the Participant gives the Company written notice describing the event or events which are the basis for such termination within sixty (60) days after the event or events occur, (B) such grounds for termination (if susceptible to correction) are not corrected by the Company within thirty (30) days of the Company’s receipt of such notice (“Correction Period”), and (C) the Participant terminates his or her employment no later than thirty (30) days following the Correction Period.

(j)    “MSCI REIT Index” means the total return version of the MSCI US REIT Index (currently known as the “RMS”), or, in the event such index is discontinued or its methodology is significantly changed, a comparable index selected by the Administrator in good faith.

(k)    “Peer Group Companies” means the following entities, provided that if the common stock of any of the following entities ceases to be listed on a nationally recognized stock exchange at any time during the Performance Period, then that entity shall be excluded from the Peer Group Companies:

Apple Hospitality REIT, Inc.
Chatham Lodging Trust
DiamondRock Hospitality Company
Hersha Hospitality Trust
Host Hotels & Resorts, Inc.
Park Hotels & Resorts, Inc.
Pebblebrook Hotel Trust
RLJ Lodging Trust
Ryman Hospitality Properties, Inc.
Summit Hotel Properties, Inc.
Sunstone Hotel Investors, Inc.

(l)    “Peer Group Relative Performance” means the Company TSR Percentage compared to the Peer Group TSR Percentages, expressed as a percentile ranking against the Peer Group Companies.

(m)    “Peer Group TSR Percentage” means the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), of each of the Peer Group Companies during the Performance Period, calculated in a manner consistent with Section 2(f) above from publicly available information.

(n)    “Performance Period” means the period set forth on Exhibit A attached hereto.

(o)    “Performance Vested Base Units” means (x) the Absolute TSR Vested Base Units, plus (y) the Relative TSR Vested Base Units.

(p)    “Performance Vested Units” means (x) the Performance Vested Base Units, plus (y) the Distribution Equivalent Units.

(q)    “Qualifying Termination” means a Termination of Service by reason of (i) the Participant’s death, (ii) a termination by the Company, the Partnership or any Subsidiary due to the Participant’s Disability, (iii) a termination by the Company, the Partnership or any Subsidiary other than for Cause, or (iv) a termination by the Participant for Good Reason.

(r)    “Relative TSR Performance Vesting Percentage” means the percentage determined as set forth on Exhibit A attached hereto, which is a function of the Peer Group Relative Performance during the Performance Period.

(s)    “Relative TSR Base Units” means the number of Base Units designated as Relative TSR Base Units on Exhibit A attached hereto.

(t)    “Relative TSR Vested Base Units” means the product of (i) the total number of Relative TSR Base Units and (ii) the applicable Relative TSR Performance Vesting Percentage.

(u)    “Restrictions” means the exposure to forfeiture set forth in Sections 4(a) and 5(a) and the restrictions on sale or other transfer set forth in Section 3(b).

(v)    “Service Provider” means an Employee, Consultant or member of the Board, as applicable.

(w)    “Share Value,” as of any given date, means the average of the closing trading prices of a Share on the principal exchange on which such shares are then traded for each trading day during the twenty (20) consecutive trading days ending on such date; provided, however, that if a Change in Control occurs prior to the completion of the Performance Period, Share Value shall mean the price per Share paid by the acquiror in the Change in Control transaction or, to the extent that the consideration in the Change in Control transaction is paid in stock of the acquiror or its affiliates, then, unless otherwise determined by the Administrator, Share Value shall mean the value of the consideration paid per Share based on the average of the high and low trading prices of a share of such acquiror stock on the principal exchange on which such shares are then traded on the date on which a Change in Control occurs.

(x)    “Unvested Unit” means any Class A Unit that has not become fully vested pursuant to Section 4 hereof and remains subject to the Restrictions.

3.Class A Units Subject to Partnership Agreement; Transfer Restrictions.

(a)    The Award and the Class A Units are subject to the terms of the Plan and the terms of the Partnership Agreement, including, without limitation, the restrictions on transfer of Units (including, without limitation, Class A Units) set forth in Article 9.02 of the Partnership Agreement. Any permitted transferee of the Award or Class A Units shall take such Award or Class A Units subject to the terms of the Plan, this Agreement, and the Partnership Agreement. Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Plan, the Partnership Agreement, and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Company may reasonably require. Any Transfer of the Award or Class A Units which is not made in compliance with the Plan, the Partnership Agreement and this Agreement shall be null and void and of no effect.

(b)    Without the consent of the Administrator (which it may give or withhold in its sole discretion), the Participant shall not sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any Unvested Units or any portion of the Award attributable to such Unvested Units (or any securities into which such Unvested Units are converted or exchanged), other than by will or pursuant to the laws of descent and distribution (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of Unvested Units or of the Award to the Partnership or the Company.

4.Vesting.

(a)    Performance Vesting. As soon as reasonably practicable (but in no event more than 45 days) following the completion of the Performance Period, the Administrator shall determine the Company TSR Percentage, the Peer Group TSR Percentages, the Peer Group Relative Performance, the Absolute TSR Performance Vesting Percentage, the Relative TSR Performance Vesting Percentage, the number of Distribution Equivalent Units, and the number of Class A Units granted hereby that have become Absolute TSR Vested Base Units, Relative TSR Vested Base Units, Performance Vested Base Units and Performance Vested Units, in each case as of the completion of the Performance Period. Subject to Sections 4(b), 5(b) and 5(c) below, upon such determination by the Administrator, the Restrictions set forth in Section 3(b) above and Section 5(a) below applicable to any outstanding Performance Vested Units (if any) shall lapse and such Performance Vested Units shall become fully vested, subject to Participant’s continued status as a Service Provider through such vesting date. Any Class A Units granted hereby which do not satisfy the requirements to become Performance Vested Units as of the completion of the Performance Period will automatically be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right to or interest in such Class A Units.

(b)    Change in Control. Notwithstanding the foregoing, in the event that a Change in Control occurs prior to the completion of the Performance Period and the Participant has not incurred a Termination of Service prior to such Change in Control, the Restrictions shall lapse with respect to a number of the Class A Units equal to the sum of (A) the number of Base Units which would be Performance Vested Base Units (if any) assuming the completion of the Performance Period as of the date of the Change in Control (such number of Base Units, the “CIC Base Units”), plus (B) the Distribution Equivalent Units (calculated with respect to the CIC Base Units), and such Class A Units shall, immediately prior to such Change in Control, become fully vested. Any Class A Units that do not become fully vested in accordance with the preceding sentence will automatically be cancelled and forfeited as of the date of the Change in Control without payment of any consideration therefor, and the Participant shall have no further right to or interest in such Class A Units.

5. Effect of Termination of Service.

(a)     Termination of Service. Subject to Sections 5(b) and 5(c) below, in the event of the Participant’s Termination of Service for any reason, any and all Unvested Units as of the date of such Termination of Service (after taking into account any accelerated vesting that occurs in connection with such termination) will automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right to or interest in such Unvested Units. No Class A Units which have not vested as of the date of the Participant’s Termination of Service shall thereafter become vested.

(b)    Qualifying Termination. In the event that the Participant incurs a Qualifying Termination prior to the completion of the Performance Period, the Restrictions shall lapse with respect to a number of Class A Units equal to the sum of (A) the greater of (x) the product of (1) the number of Base Units which would be Performance Vested Base Units (if any) assuming the completion of the Performance Period as of the date of the Participant’s Qualifying Termination, and (2) a fraction, the numerator of which is the number of days elapsed from the first day of the Performance Period through and including the date of the Participant’s Qualifying Termination, and the denominator of which is 1095, and (y) the number of the Base Units which would be Performance Vested Base Units (if any) assuming that the Company TSR Percentage and the Peer Group Relative Performance were each achieved at “Target Level” (as set forth on Exhibit A attached hereto) (such greater number of Base Units, the “Qualifying Termination Base Units”), plus (y) the Distribution Equivalent Units (calculated with respect to the Qualifying Termination Base Units), and such Class A Units shall become fully vested upon the Administrator’s determination, within 45 days following the date of the Participant’s Qualifying Termination, of the number of Qualifying Termination Base Units. Any Class A Units that do not become fully vested in accordance with the preceding sentence will automatically be cancelled and forfeited as of the date of the Administrator’s determination of the number of Qualifying Termination Base Units without payment of any consideration therefor, and the Participant shall have no further right to or interest in such Class A Units.

(c)    Qualifying Retirement. In the event that the Participant incurs a Termination of Service prior to the completion of the Performance Period by reason of his or her Qualifying Retirement (under and as defined in the Company’s Retirement Policy as adopted February 18, 2020 (the “Retirement Policy”)), all then outstanding Class A Units that have not vested as of the date of such Qualifying Termination shall be subject to the terms and conditions set forth in the Retirement Policy.

6.Execution and Return of Documents and Certificates. At the Company’s or the Partnership’s request, the Participant hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Company or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the Unvested Units and the portion of the Award attributable to the Unvested Units, or to effectuate the transfer or surrender of such Unvested Units and portion of the Award to the Partnership.

7.Determinations by Administrator. Notwithstanding anything contained herein, all determinations, interpretations and assumptions relating to the vesting of the Award (including, without limitation, determinations, interpretations and assumptions with respect to Company TSR Percentage and Peer Group TSR Percentages) shall be made by the Administrator and shall be applied consistently and uniformly to all similar Awards granted under the Plan (including, without limitation, similar awards which provide for payment in the form of cash or shares of Common Stock or Restricted Stock). In making such determinations, the Administrator may employ attorneys, consultants, accountants, appraisers, brokers, or other persons, and the Administrator, the Board, the Company, the Partnership and their officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith and absent manifest error shall be final and binding upon the Participant, the Company and all other interested persons. In addition, the Administrator, in its discretion, may adjust or modify the methodology for calculations relating to the vesting of the Award (including, without limitation, the methodology for calculating Company TSR Percentage and Peer Group TSR Percentages), other than the Absolute TSR Performance Vesting Percentage and Relative TSR Performance Vesting Percentage, as necessary or desirable to account for events affecting the value of the Common Stock which, in the discretion of the Administrator, are not considered indicative of Company performance, which may include events such as the issuance of new Common Stock, stock repurchases, stock splits, issuances and/or exercises of stock grants or stock options, and similar events, all in order to properly reflect the Company’s intent with respect to the performance objectives underlying the Award or to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Award.

8.Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that:

a.Investment. The Participant is holding the Award and the Class A Units for the Participant’s own account, and not for the account of any other Person. The Participant is holding the Award and the Class A Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.
b.Relation to the Partnership. The Participant is presently an executive officer and employee of, or consultant to, the Partnership or a Subsidiary, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.
c.Access to Information. The Participant has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.
d.Registration. The Participant understands that the Class A Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Class A Units cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the Class A Units under the Securities Act. The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available. If an exemption under Rule 144 is available at all, it will not be available until at least six (6) months from issuance of the Award and then not unless the terms and conditions of Rule 144 have been satisfied.
e.Public Trading. None of the Partnership’s securities are presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

f.Tax Advice. The Partnership has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision of whether to make an election under Section 83(b) of the Code), and the Participant is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences. Participant hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the LTIP Units for federal income tax purposes. In the event that those proposed regulations are finalized, the Participant hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations. Participant hereby further recognizes that the U.S. Congress is considering legislation that would change the federal tax consequences of owning and disposing of LTIP Units. The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Class A Units.
9.Capital Account. The Participant shall make no contribution of capital to the Partnership in connection with the Award and, as a result, the Participant’s Capital Account balance in the Partnership immediately after its receipt of the Class A Units shall be equal to zero, unless the Participant was a Partner in the Partnership prior to such issuance, in which case the Participant’s Capital Account balance shall not be increased as a result of its receipt of the Class A Units.

10.Redemption Rights. Notwithstanding the contrary terms in the Partnership Agreement, Partnership Units which are acquired upon the conversion of the Class A Units shall not, without the consent of the Partnership (which may be given or withheld in its sole discretion), be redeemed pursuant to Section 8.04 of the Partnership Agreement within two (2) years of the date of the issuance of such Class A Units.

11.Section 83(b) Election. The Participant covenants that the Participant shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of the Participant’s residence) with respect to the Class A Units covered by the Award, and the Partnership hereby consents to the making of such election(s). In connection with such election, the Participant and the Participant’s spouse, if applicable, shall promptly provide a copy of such election to the Partnership. Instructions for completing an election under Section 83(b) of the Code and a form of election under Section 83(b) of the Code are attached hereto as Exhibit B. The Participant represents that the Participant has consulted any tax advisor(s) that the Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. The Participant acknowledges that it is the Participant’s sole responsibility and not the Company’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Participant requests that the Company or any representative of the Company make such filing on the Participant’s behalf. The Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.

12.Ownership Information. The Participant hereby covenants that so long as the Participant holds any Class A Units, at the request of the Partnership, the Participant shall disclose to the Partnership in writing such information relating to the Participant’s ownership of the Class A Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.

13.Taxes. The Partnership and the Participant intend that (i) the Class A Units be treated as a “profits interest” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance of such units not be a taxable event to the Partnership or the Participant as provided in such revenue procedure, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the Class A Units, the Partnership may revalue all Partnership assets to their respective gross fair market values, and make the resulting adjustments to the “Capital Accounts” (as defined in the Partnership Agreement) of the partners, in each case as set forth in the Partnership Agreement. The Company, the Partnership or any Subsidiary may withhold from the Participant’s wages, or require the Participant to pay to such entity, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, or from the ownership or disposition of the Class A Units.

14.Remedies. The Participant shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the Class A Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Partnership shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law.

15.Restrictive Legends. Certificates evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends similar thereto:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for XHR LP (the “Partnership”) such registration is unnecessary in order for such transfer to comply with the Securities Act.”

“The securities represented hereby are subject to forfeiture, transferability and other restrictions as set forth in (i) a written agreement with the Partnership, (ii) the Xenia Hotels & Resorts, Inc., XHR Holding, Inc. and XHR LP 2015 Incentive Award Plan and (iii) the Amended and Restated Agreement of Limited Partnership of XHR LP, in each case, as has been and as may in the future be amended (or amended and restated) from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

16.Restrictions on Public Sale by the Participant. To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the Class A Units or any similar security of the Company or the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the fourteen (14) days prior to, and during the up to 180-day period beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company or the Partnership (except as part of such offering), if and to the extent requested in writing by the Partnership or the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Partnership or the Company, which consent may be given or withheld in the Partnership’s or the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, the Partnership, managing underwriter or underwriters, or initial purchaser or initial purchasers, as the case may be).

17.Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 of the Exchange Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Partnership or the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award of Class A Units is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

18.Code Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company or the Partnership determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement ), the Company or the Partnership may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect ), or take any other actions, that the Company or the Partnership determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 18 shall not create any obligation on the part of the Company, the Partnership or any Subsidiary to adopt any such amendment, policy or procedure or take any such other action. Notwithstanding anything to the contrary in this Agreement, no amounts shall be paid to the Participant under this Agreement during the six-month period following the Participant’s “separation from service” to the extent that the Administrator determines that the Participant is a “specified employee” (each within the meaning of Section 409A of the Code) at the time of such separation from service and that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Code Section 409A(a)(2)(b)(i). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without being subject to such additional taxes), the Company shall pay to the Participant in a lump-sum all amounts that would have otherwise been payable to the Participant during such six-month period under this Agreement.

19.No Right to Continued Service. Nothing in this Agreement shall confer upon the Participant any right to continue as a Service Provider of the Company, the Partnership or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company, the Partnership or any Subsidiary, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause.

20.Miscellaneous.

(a)    Incorporation of the Plan. This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, the Participant confirms that he or she has received access to a copy of the Plan and has had an opportunity to review the contents thereof.

(b)    Clawback. This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company or the Partnership, in each case, as may be amended from time to time.

(c)    Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company or the Partnership.
(d)    Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan and the Partnership Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. In the event that the provisions of such other agreement or letter conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. Except as set forth in Section 18 above, this Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Administrator. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
(e)    Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 8 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.
(f)    Severability. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(g)    Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(h)    Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile (including, without limitation, transfer by .pdf), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

(i)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts entered into and wholly to be performed within the State of Maryland by Maryland residents, without regard to any otherwise governing principles of conflicts of law that would choose the law of any state other than the State of Maryland.

(j)    Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to the Senior Vice President – General Counsel of the Company at the Company’s address set forth in Exhibit A attached hereto. Any notice to be given to the Participant shall be addressed to him or her at the Participant’s then current address on the books and records of the Company. By a notice given pursuant to this Section 20(j), either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 20(j) (and the Company shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

(k)    Fractional Units. For purposes of this Agreement, any fractional Class A Units that vest or become entitled to distributions pursuant to the Partnership Agreement will be rounded as determined by the Company or the Partnership; provided, however, that in no event shall such rounding cause the aggregate number of Class A Units that vest or become entitled to such distributions to exceed the total number of Class A Units set forth in Section 1 of this Agreement.

Signatures appear on next page.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

XENIA HOTELS & RESORTS, INC.,
a Maryland corporation

By: __________________________________
Name:    _______________________________
Title: _________________________________

XHR LP,
a Delaware limited partnership
By: XHR GP, Inc., a Delaware corporation
Its: General Partner

By: __________________________________
Name:    _______________________________
Title: _________________________________

The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

____________________________
<PARTC_NAME>

Exhibit A

Definitions and Notice Address

Definitions

Capitalized terms not defined herein shall have the meanings set forth in the Class A Performance LTIP Unit Agreement (2020) to which this Exhibit is attached.

“Base Units” means [_______] Class A Units.

“Absolute TSR Base Units” means [_______] Base Units.

“Absolute TSR Performance Vesting Percentage” means a function of the Company TSR Percentage during the Performance Period, and shall be determined as set forth below:

	Company TSR Percentage	Absolute TSR Performance Vesting Percentage
	< 6.0%	0%
“Threshold Level”	6.0%	14.29%
“Target Level”	9.0%	42.90%
“Maximum Level”	≥ 13.0%	100.00%

In the event that the Company TSR Percentage falls between the Threshold Level and the Target Level, the Absolute TSR Performance Vesting Percentage shall be determined using straight line linear interpolation between the Threshold Level and Target Level Absolute TSR Performance Vesting Percentages specified above; and in the event that the Company TSR Percentage falls between the Target Level and the Maximum Level, the Absolute TSR Performance Vesting Percentage shall be determined using straight line linear interpolation between the Target Level and Maximum Level Absolute TSR Performance Vesting Percentages specified above.

“Performance Period” means the period commencing on January 1, 2020 and ending on December 31, 2022.

“Relative TSR Base Units” means [_______] Base Units.

“Relative TSR Performance Vesting Percentage” means a function of the Peer Group Relative Performance during the Performance Period, and shall be determined as set forth below:

	Peer Group Relative Performance	Relative TSR Performance Vesting Percentage
	< 25th Percentile	0%
“Threshold Level”	25th Percentile	14.29%
“Target Level”	50th Percentile	42.90%
“Maximum Level”	≥ 75th Percentile	100.00%

In the event that the Peer Group Relative Performance falls between the Threshold Level and the Target Level, the Relative TSR Performance Vesting Percentage shall be determined using straight line linear interpolation between the Threshold Level and Target Level Relative TSR Performance Vesting Percentages specified above; and in the event that the Peer Group Relative Performance falls between the Target Level and the Maximum Level, the Relative TSR Performance Vesting Percentage shall be determined using straight line linear interpolation between the Target Level and Maximum Level Relative TSR Performance Vesting Percentages specified above.

Company Address

200 S. Orange Avenue
Suite 2700
Orlando, Florida 32801

Exhibit B

FORM OF SECTION 83(b) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the Class A Performance LTIP Units of XHR LP transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the grant date. PLEASE NOTE: There is no remedy for failure to file on time. Follow the steps outlined below to ensure that the election is mailed and filed correctly and in a timely manner. PLEASE ALSO NOTE: If you make the Section 83(b) election, the election is irrevocable.

Complete all of the Section 83(b) election steps below:

1.	Complete the Section 83(b) election form (sample form follows) and make four (4) copies of the signed election form. (Your spouse, if any, should also sign the Section 83(b) election form.)

2.	Prepare a cover letter to the Internal Revenue Service (sample letter included, following election form).

3.
Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns.

•
It is advisable that you have the package date-stamped at the post office. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4.	One (1) copy must be sent to XHR LP’s legal department for its records.

5.	Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ELECTION PURSUANT TO SECTION 83(B) OF THE INTERNAL REVENUE CODE
The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the taxable year in which the property was transferred the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):
1.    The name, address and taxpayer identification (social security) number of the undersigned, and the taxable year in which this election is being made, are:
TAXPAYER’S NAME:

TAXPAYER’S SOCIAL SECURITY NUMBER:
ADDRESS:
TAXABLE YEAR:
The name, address and taxpayer identification (social security) number of the undersigned’s spouse are (complete if applicable):
SPOUSE’S NAME:

SPOUSE’S SOCIAL SECURITY NUMBER:
ADDRESS:
2.    The property with respect to which the election is made consists of <LTIPS_GRANTED> Class A Performance LTIP Units (the “Units”) of XHR LP (the “Company”), representing an interest in the future profits, losses and distributions of the Company.
3.    The date on which the above property was transferred to the undersigned was <GRANT_DT>.
4.    The above property is subject to the following restrictions: The Units are subject to forfeiture to the extent unvested upon a termination of service with the Company under certain circumstances or in the event that certain performance objectives are not satisfied. These restrictions lapse upon the satisfaction of certain conditions as set forth in an agreement between the taxpayer and the Company. In addition, the Units are subject to certain transfer restrictions pursuant to such agreement and the Fourth Amended and Restated Agreement of Limited Partnership of XHR LP, as amended (or amended and restated) from time to time, should the taxpayer wish to transfer the Units.
5.    The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) was $0.

6.    The amount paid for the above property by the undersigned was $0.
7.    The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of this election will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Date: ____________________                _________________________________
<PARTC_NAME>

The undersigned spouse of the taxpayer joins in this election. (Complete if applicable.)

Date: ____________________                _________________________________
<SPOUSE_NAME>

VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Internal Revenue Service

______________________________________
[Address where taxpayer files returns]

Re: Election under Section 83(b) of the Internal Revenue Code of 1986

Taxpayer: _<PARTC_NAME>_______________________________
Taxpayer’s Social Security Number: ___________________________
Taxpayer’s Spouse: _________________________________________
Taxpayer’s Spouse’s Social Security Number: ____________________

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

___________________________________

<PARTC_NAME>

Enclosures
cc: XHR LP